CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 31, 1994 included in and incorporated by reference in the Banta Corporation Form 10-K for the year ended January 1, 1994 and all references to our firm included in this registration statement.



                                      ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   October 6, 1994